UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 18, 2006 (July 12, 2006)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2006, Allegheny Energy, Inc. (“AYE”) issued a press release announcing that its subsidiary, Allegheny Energy Supply Company, LLC (“AE Supply”) has entered into contracts with The Babcock & Wilcox Company (“B&W”) and with Washington Group International (“WGI”) in connection with its plans to install flue gas desulfurization equipment, or “scrubbers,” at its coal-fired Hatfield’s Ferry Power Station, which is located near Masontown, Pennsylvania. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

B&W Agreement

Under the terms of an Agreement, dated as of July 12, 2006, by and between AE Supply and B&W (the “B&W Agreement”), B&W agreed to provide the scrubber technology and perform the engineering, procurement and construction of scrubbers for Units 1, 2 & 3 at the Hatfield’s Ferry Power Station, including the provision as necessary of supervision, construction work, materials, labor, construction tools, equipment and supplies, all as more fully described in the B&W Agreement and related job specifications, on a cost reimbursable basis, plus an additional fee. B&W is also providing certain guarantees relating to the performance of the scrubbers. In addition, the B&W Agreement contains representations and warranties of the parties and other terms and conditions customary for agreements of its nature.

WGI Agreement

Under the terms of an Agreement, dated as of July 13, 2006, by and between AE Supply and WGI (the “WGI Agreement”), WGI agreed to provide overall site management and perform certain engineering, procurement and construction services for the balance of the flue gas desufurization project at the Hatfield’s Ferry Power Station, including construction work, materials, labor, construction tools, equipment and supplies, all as more fully described in the WGI Agreement and related job specifications, on a cost reimbursable basis, plus an additional fee. The WGI Agreement contains representations and warranties of the parties and other terms and conditions customary for agreements of its nature.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

	Exhibit No.	Description
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	ALLEGHENY ENERGY, INC. /s/ Hyun Park
Dated: July 18, 2006	Name: Title:	Hyun Park Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release